SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
 ________________________________
 FORM 8-K
________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    January 22, 2020 (January 21, 2020)

AARON’S, INC.
(Exact name of Registrant as Specified in Charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Galleria Parkway SE	Suite 300	Atlanta	Georgia	30339-3182
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code: (678) 402-3000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.50 Par Value	AAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Third Amendment to Fourth Amended and Restated Franchisee Loan Facility

Aaron’s, Inc. (the “Company”) previously entered into that certain Fourth Amended and Restated Loan Facility Agreement and Guaranty, dated as of October 25, 2017, as amended by the First Amendment to Fourth Amended and Restated Loan Facility Agreement and Guaranty, dated October 23, 2018, and the Second Amendment to Fourth Amended and Restated Loan Facility Agreement and Guaranty, dated October 11, 2019 (as so amended, the “Existing Franchisee Loan Facility Agreement”), with Truist Bank (successor by merger to SunTrust Bank), as servicer, and certain other financial institutions from time to time party thereto as participants (the “Participants”), pursuant to which among other things, the Participants made available a loan facility to allow, subject to certain terms and conditions, the Company’s franchisees to borrow funds guaranteed by the Company.

On January 21, 2020, the Company entered into that certain Third Amendment to Fourth Amended and Restated Loan Facility Agreement and Guaranty (the “LFA Third Amendment”), which amends the Existing Franchisee Loan Facility Agreement to, among other changes: (a) reduce the maximum facility commitment thereunder from $40 million to $35 million, (b) extend the facility commitment termination date thereunder from October 22, 2020 to January 20, 2021, (c) provide that Truist Bank will become the sole Participant as a result of reallocation of facility commitments and (d) modify certain other terms and conditions. The reduction in the maximum facility commitment under the Existing Franchisee Loan Facility Agreement was made at the Company’s request, primarily due to the Company having fewer franchisees and to reduce the amount of fees paid by the Company on the unused portion of the commitment.

Second Amendment to Second Amended and Restated Credit Facility

The Company previously entered into a Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of September 18, 2017, as amended by the First Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement, dated October 23, 2018 (as so amended, the “Existing Credit Agreement”), with Truist Bank (successor by merger to SunTrust Bank), as administrative agent, and certain other financial institutions from time to time party thereto as lenders (the “Lenders”), pursuant to which among other things, the Lenders made available to the Company, subject to certain terms and conditions, revolving and term loan credit facilities.

On January 21, 2020, the Company entered into that certain Second Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement (the “Credit Agreement Second Amendment”), which amends the Existing Credit Agreement to, among other changes: (a) increase the maximum revolving credit commitment from $400 million to $500 million, (b) extend the maturity date from September 18, 2022 to January 21, 2025 and (c) modify certain other terms and conditions.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The disclosure set forth in Item 1.01 above is incorporated herein by reference in response to this Item 2.03.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits:

Exhibit No.	Description

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.
	By:	/s/ Steven A. Michaels
Date: January 22, 2020		Steven A. Michaels Chief Financial Officer, President of Strategic Operations